EX-99.B9

                   CONSENT OF RICHARD C. PEARSON

I consent to the reference to me in the Statement of Additional Information included in Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through the MetLife Investors Variable Annuity Account One (File No. 333-34741). In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            By: /s/ Richard C. Pearson
                                                --------------------------------
                                                Richard C. Pearson

Newport Beach, California
December 30, 2003